As filed with the Securities and Exchange Commission on July 20, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Voltaire Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer
Organization)	Identification No.)

9 Hamenofim Street Building A	46725
Herzeliya 46725	(Zip Code)
Israel
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Ordinary Shares, par value NIS 0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-144439
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the ordinary shares of Voltaire Ltd. (the “Registrant”) is set forth under the heading “Description of Share Capital” in the prospectus forming part of Registrant’s Registration Statement on Form F-1 (File No. 333-144439), as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission, which information is incorporated by reference herein. The final prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and, upon filing, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

No.	Description

1.	Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement).

2.	Form of Articles of Association of the Registrant (incorporated by reference to Exhibit 3.3 of the Registration Statement).

3.	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 3.4 of the Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VOLTAIRE LTD.
Date: July 19, 2007	By:	/s/ Joshua Siegel
		Name:	Joshua Siegel
		Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description

1.	Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement).

2.	Form of Articles of Association of the Registrant (incorporated by reference to Exhibit 3.3 of the Registration Statement).

3.	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 3.4 of the Registration Statement).